UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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METROCORP BANCSHARES, INC.

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METROCORP BANCSHARES, INC.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, MAY 7, 2012

Shareholders of MetroCorp Bancshares, Inc.:

The 2012 Annual Meeting of Shareholders (the “Meeting”) of MetroCorp Bancshares, Inc. (the “Company”) will be held at the Company’s principal executive office at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Monday, May 7, 2012, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect five directors of Class II to serve until the Company’s 2015 annual meeting of shareholders and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to approve the Amended and Restated MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan;

3.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012;

4.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on March 21, 2012 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

You are cordially invited and urged to attend the Meeting. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.

By order of the Board of Directors,

DON J. WANG
Chairman of the Board

Houston, Texas

April 6, 2012

YOUR VOTE IS IMPORTANT

To ensure your representation at the Meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting.

METROCORP BANCSHARES, INC.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, MAY 7, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 7, 2012

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at www.proxyvote.com/591650, which does not have “cookies” that identify visitors to the site:

•	Notice of 2012 Annual Meeting of Shareholders to be held on Monday, May 7, 2012;

•	Proxy Statement for 2012 Annual Meeting of Shareholders to be held on Monday, May 7, 2012;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2012 Annual Meeting of Shareholders of the Company to be held at the Company’s principal executive office at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Monday, May 7, 2012 beginning at 10:00 a.m., local time, and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2012 Annual Meeting of Shareholders (the “Notice”). This Proxy Statement, the Notice and the enclosed proxy will first be sent to shareholders on or about April 6, 2012.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date;

•	delivering to the Secretary of the Company a written notice of revocation; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board and the cost of this solicitation of proxies is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with forwarding the proxy materials to the beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report to Shareholders, including consolidated financial statements, for the year ended December 31, 2011, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of the Company’s Common Stock at the close of business on March 21, 2012 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On the Record Date, there were 13,333,047 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.

Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company. A broker that holds shares in street name for a customer has the authority to vote on certain routine matters if it has transmitted proxy materials to the beneficial owner but has not received voting instructions from that owner, but does not have the authority to vote on non-routine matters. A broker non-vote occurs when the broker does not have the discretionary authority to vote the shares on non-routine matters and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Meeting is the ratification of the appointment of the independent registered public accounting firm. If a shareholder holds shares in street name and does not provide voting instructions to his or her broker, those shares will be counted as broker non-votes on each matter to be voted upon other than the ratification of the appointment of the independent registered public accounting firm.

Directors will be elected by a plurality of the votes cast in person or by proxy at the Meeting. Accordingly, the five (5) Class II nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve the Amended and Restated

MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan (“2007 Incentive Plan”), to ratify the appointment of the independent registered public accounting firm and to approve the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers (“Say-On-Pay”). Any abstentions will have the effect of a vote against these matters. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. The approval of the 2007 Incentive Plan and Say-On-Pay are considered non-routine matters and, as such, broker non-votes will be deemed shares not present to vote on these matters, will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The size of the Board is currently set at fourteen members. In accordance with the Company’s Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the current Class III and Class I directors expires at the annual meeting of shareholders in 2013 and 2014, respectively.

The Governance and Nominating Committee has recommended to the Board and the Board has approved the nomination of May P. Chu, Robert W. Hsueh, John Lee, Yueping Sun and Don J. Wang to fill the five expiring Class II director positions. Each of these nominees currently serves as a Class II director. If elected at the Meeting, the five Class II nominees will serve until the annual meeting of shareholders in 2015. Accordingly, if the five nominees for Class II director are elected at the meeting, the composition of the Board will be five Class II directors, five Class I directors and four Class III directors.

The five Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve for the unexpired portion of the term of his or her predecessor in office.

The biography of each of the director nominees, continuing directors and executive officers set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board to determine that the person should serve as a director and/or executive officer.

Nominees for Election

The following table sets forth the name, age and positions with the Company and its wholly owned subsidiaries, MetroBank, N.A. (“MetroBank”) and Metro United Bank (“Metro United”), for each nominee for election as a director of the Company:

Name	Age	Positions with the Company, MetroBank and Metro United
May P. Chu	64	Class II Director of the Company; Director of MetroBank; Director of Metro United

Robert W. Hsueh	61	Class II Director of the Company; Director of MetroBank

John Lee	68	Class II Director of the Company; Director of MetroBank

Yueping Sun	55	Class II Director of the Company

Don J. Wang	67	Class II Director and Chairman of the Board of the Company; Director and Chairman of the Board of MetroBank

May P. Chu. Ms. Chu became a director of the Company in 1998 and a director of MetroBank in 1987. Ms. Chu serves on the Company’s Compensation Committee and is Chair of the Audit Committee. Additionally, Ms. Chu was appointed as a director of Metro United in January 2007. She is the founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues. She currently serves as its President and has served in that capacity for more than twenty years. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/Acquisitions. She received a Bachelor of Arts degree in physics from the University of California at Berkeley and a Doctor of Philosophy in Economics from Case Western Reserve University. The Company believes Ms. Chu’s qualifications to serve as a director include her significant experience as President of Signet Consulting and her service and involvement with Texas Commerce Bank and Texas Commerce Bancshares, Inc, as well as with the Company.

Robert W. Hsueh. Mr. Hsueh became a director of the Company and MetroBank in June 2007. Mr. Hsueh serves as a member of the Company’s Governance and Nominating Committee. He has been practicing international and immigration law in the Dallas area for the past thirty years and is currently the Managing Partner at the Law Offices of Robert Hsueh. Mr. Hsueh is currently an arbitrator to the China International Economic and Trade Arbitration Commission, Chairman of the DFW International Airport Board and the World Affairs Council of DFW, a member of U.S. Senators John Cornyn’s and Kay Bailey Hutchison’s Federal Judiciary Evaluation Committee, Chairman for the Dallas-China Partnership, the Hong Kong Association of Northern Texas and founding Chairman of the Greater Dallas Asian American Chamber of Commerce. He is also a legal advisor to TianJin Economic Development Area (TEDA) and the City of TianJin, as well as the U.S. legal counsel for ShenYang City’s U.S. Economic and Trade Office. Formerly, Mr. Hsueh served as a board member for the Texas Department of Economic Development Board and the State of Texas International Trade Commission. He received a Bachelor of Law from Soochow University and a Doctor of Jurisprudence from Southern Methodist University School of Law. The Company believes Mr. Hsueh’s qualifications to serve as a director include his many years of experience as an attorney and his extensive service as a board member and advisor to various organizations.

John Lee. Mr. Lee became a director of the Company in 1998 and a director of MetroBank in 1987. Prior to his retirement in 2005, he served as the Executive Vice President of Alpha Seafood Enterprises, Inc. where he was employed since 1986. He served as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a specialized small business investment company. For six years, Mr. Lee served as president and manager for numerous motels in the Houston area. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. Lee received a Bachelor of Arts in Agricultural Economics from National Chung Hsing University. Mr. Lee is the brother-in-law of Mr. David Tai. Mr. John Lee is not related to Mr. George Lee. The Company believes Mr. Lee’s qualifications to serve as a director include his many years of experience as an executive officer and his service and involvement with the Company and MetroBank.

Yueping Sun. Ms. Sun became a director of the Company in March 2012. She has practiced law with several distinguished New York law firms prior to her move to Houston in 2004. Currently, she is Of Counsel for the law firm of Yetter Coleman LLP and has been since 2005. She is also a board member of the Asia Society, Texas Center, St. John’s School, and the United Way of Greater Houston, a trustee of Texas Children’s Hospital and honorary co-chair of Rice’s Baker Institute Roundtable. She also serves as a member of the advisory board of Rice’s Shepherd School of Music, the Kinder Institute for Urban Research, Asian Chamber of Commerce, Chinese Community Center, Houston Greeters, Julia Ideson Library Preservation Partners, and the Mayor’s International Trade and Development Council for Asia/Australia. Ms. Sun has been recognized by several organizations for her contributions to the community, including the 2010 International Executive of the Year, Texas China Distinguished Leader in Education Award, the 2011 Asian American Leadership Award, Woman on the Move, one of the Most 50 Influential Women of 2010 and the 2012 ABC Channel 13 Woman of Distinction. Ms. Sun received a Doctor of Jurisprudence from Columbia University School of Law, and while there, was the editor of the Journal of Transnational Law. She also was awarded a Bachelor of Arts degree from the Woodrow Wilson School of Public and International Affairs at Princeton University with high honors. The Company believes Ms. Sun’s qualifications to serve as a director include her many years of experience as an attorney and her extensive service as a board member and advisor to various organizations.

Don J. Wang. Mr. Wang became a director of MetroBank in 1987 and was named Chairman of the Board of the Company and MetroBank in 1998. He currently serves as Chairman of the Board of New Era Life Insurance Company and as a board member of the Greater Houston Partnership. He also serves on the supervisory board of directors of the World Trade Division and on the advisory board of directors of the Greater Houston Convention and Visitors Bureau. Mr. Wang is Chairman of the Board of the Chinese Senior Estate — HUD Senior Housing Project. He has served on the board of directors of the Harris County Hospital District and served on the Advisory Board Committee of the Ex-Im Bank of the U.S. in Washington, D.C. Mr. Wang has a history of community leadership in Houston. He has actively participated in the promotion of Asian businesses and has played a principal role in relationship building between the Asian and non-Asian communities in and around Houston. He held the position of President of the Chambers of Commerce of North America from 1991 to 1992 and has served as a board member of the Houston Asian Chamber of Commerce. He has received many awards for his work in community relations. He received a Bachelor of Science from National Chung Hsing University and a Master in Science from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen. The Company believes Mr. Wang’s qualifications to serve as a director and Chairman of the Board of the Company and MetroBank include his significant service and involvement as a member of numerous boards of directors and his proven community leadership in Houston.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class III directors, whose terms of office do not expire at the Meeting, and certain officers of the Company, MetroBank and Metro United:

Name	Age	Positions with the Company, MetroBank and Metro United
Directors:

Krishnan Balasubramanian	69	Class III Director of the Company; Director of MetroBank

Helen F. Chen	64	Class I Director of the Company; Director of MetroBank

Shirley L. Clayton	74	Class I Director of the Company; Director of MetroBank; Director of Metro United

George M. Lee	62	Class I Director, President and Chief Executive Officer of the Company; Director and Chief Executive Officer of MetroBank; Director and Chairman of Metro United

Saishi Frank Li	53	Class III Director of the Company; Director of MetroBank

Charles L. Roff	50	Class III Director of the Company; Director of MetroBank

David Tai	60	Class I Director, Executive Vice President and Secretary of the Company; Director and President of MetroBank; Director of Metro United

Joe Ting	59	Class III Director of the Company; Director of MetroBank

Daniel B. Wright	49	Class I Director of the Company

Executive officers who are not also directors:

Cary Ching	64	Chief Executive Officer of Metro United

David C. Choi	54	Executive Vice President and Chief Financial Officer of the Company and MetroBank

Herbert D. Baker	52	Chief Credit Officer and Executive Vice President of MetroBank

Directors

Krishnan Balasubramanian. Mr. Balasubramanian became a director of the Company in November 2007 and was elected to the board of directors of MetroBank in February 2008. Mr. Balasubramanian currently serves as Chair of the Company’s Compensation Committee and as a member of the Audit Committee. Prior to retiring in 2006, he worked with Texas Instruments for over thirty-seven years. From 2001 to 2006, he was the President and Chairman of the Board of Texas Instruments, Japan, a position in which he was responsible for executive management supervision, regulatory matters and technological operations. Prior to 2001, Mr. Balasubramanian held various senior positions at Texas Instruments. Mr. Balasubramanian holds a Master of Science in Electrical Engineering from the University of Rhode Island. He is currently involved in various charitable organizations. The Company believes Mr. Balasubramanian’s qualifications to serve as a director include his prior extensive experience as an executive officer of Texas Instruments.

Helen F. Chen. Ms. Chen became a director of the Company in 1998 and a director of MetroBank in 1989. Since 1994, she has been the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She has served as the President of the Houston Chinese Schools Association and as Chairman of the Board of the Houston Northwest Chinese School for many years. A member of various civic organizations in Houston, Ms. Chen focuses her efforts in the Chinese community. Ms. Chen is the sister of Don J. Wang. The Company believes Ms. Chen’s qualifications to serve as a director include her many years of service as a director to the Company and MetroBank as well as her experience as President of the Houston Chinese Schools Association and Chairman of the Houston Chinese School.

Shirley L. Clayton. Ms. Clayton became a director of the Company and MetroBank in April 2004 and serves as a member of the Company’s Audit Committee and Governance and Nominating Committee. She was appointed as a director of Metro United in October 2005. In 2006, she retired as the President and Chief Executive Officer of Abmaxis Inc., a subsidiary of Merck & Co. From 2000 to 2003, she was the Chief Financial Officer of CBYON Inc., a surgical instrument company. Prior to joining CBYON, she was a co-founder, President and Chief Financial Officer of Raven Biotechnologies. She has been President, Chief Executive Officer or Chief Financial Officer of several technology companies, including Protein Design Labs and Genentech. From 1976 to 1981, she was with Bank of America where she served in both lending and operations, including as Head of Corporate Banking in Mountain View, California. She also serves as a director on the board of A-Cube Inc., and REGiMMUNE Inc. Ms. Clayton received a Masters of Business Administration degree from Stanford Business School and a Bachelor of Arts from Smith College. The Company believes Ms. Clayton’s qualifications to serve as a director include her significant experience as President, Chief Executive Officer or Chief Financial Officer of several companies and her service and involvement with the Company, MetroBank and Metro United.

George M. Lee. Mr. Lee was named President and Chief Executive Officer of the Company and Chief Executive Officer of MetroBank in July 2004 and Chairman of Metro United in October 2005. He has served as a director of the Company and MetroBank since March 1999 and was elected to serve as Executive Vice Chairman of the Board of the Company in September 2003 and Executive Vice Chairman of MetroBank in 2004. Prior to that, Mr. Lee served as the President and Chief Executive Officer of Erimos Pharmaceutical (formerly BioCure Medical LLC), a joint venture between a private investment group and Johns Hopkins University. From 1997 through 2000, Mr. Lee was an investor and an active executive team member of Higher Dimensions Medical, a cutting edge high tech company involved with the development and manufacturing of puncture-proof material. Prior to this, from 1987 to 1997, he served as the Chief Operating Officer and President at different publicly-traded companies, including Hanover Direct in New York and Fingerhut Companies in Minnesota. His areas of responsibility included strategic planning and new business acquisitions. Mr. Lee also serves as a director on the board of Texas Bankers Association, St. Luke’s Sugar Land Hospital and an advisor to the board of directors of the Xiamen Chamber of Commerce. Mr. Lee received a Bachelor of Science in Econometrics from the University of Wisconsin and a Masters of Business Administration from Minnesota State University. Mr. George Lee is not related to Mr. John Lee. The Company believes Mr. Lee’s qualifications to serve as a director, Executive Vice Chairman, President and Chief Executive Officer of the Company include his years of banking experience, his prior experience as Chief Operating Officer and President at different publically traded companies and his proven leadership in the success of the Company.

Saishi Frank Li. Mr. Li became a director of the Company and a director of MetroBank in 2009. Mr. Li serves as a member of the Company’s Compensation Committee. Mr. Li is a co-founder of Spectrum Prime Solutions, L.P., a strategic consulting firm specializing in risk management, analytic modeling, portfolio optimization and their applications in the financial and energy industries, where he has served as President since 2003. He has held senior positions at Advanta Financial Inc. and Deutsche Bank, where he pioneered and succeeded in the development of time deformation modeling to analyze market volatility and optimization of asset allocation for investment. In addition, he is an accomplished author in the risk/analytical modeling subjects and has been frequently invited to present at academic/industrial conferences in the U.S. as well as in China. Mr. Li is very active in many professional areas as well as in Sino-American business bridging. He received his Doctor of Philosophy in statistics and decision sciences from Duke University. The Company believes Mr. Li’s qualifications to serve as a director include his many years of experience as a professional risk management specialist concentrating on market risk, credit risk and other risks.

Charles L. Roff. Mr. Roff became a director of the Company in 2004, has been a director of MetroBank since 2001 and serves as a member of the Company’s Governance and Nominating Committee. Mr. Roff is Vice President of Roff Resources LLC, a private investment firm, and has served in that capacity since 1998. From 1995 to 1998, Mr. Roff was Vice Chairman and Director of PetroUnited Terminals, Inc., a bulk liquid storage services company. Mr. Roff received his Doctor of Jurisprudence from the University of Texas School of Law in 1987, and while there was the Scholarly Publications Editor of the Texas International Law Journal. Mr. Roff also was awarded a Bachelor of Arts degree from Wesleyan University in 1983, with high honors. He is actively involved in various charitable and civic organizations. The Company believes Mr. Roff’s qualifications to serve as a director include his years of experience as an executive of a private investment firm and his years of experience as a director of the Company and MetroBank.

David Tai. Mr. Tai became a director of the Company in 1998, a director of MetroBank in 1987 and was appointed as a member of the board of directors of Metro United in October 2005. Mr. Tai is an Executive Vice President and Secretary of the Company and President of MetroBank. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He has served as the President of the Taiwanese Chamber of Commerce of Greater Houston and is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. In 1999, Mr. Tai was appointed as a director of the State Bar of Texas Chief Disciplinary Council’s Houston Region Grievance Council. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the United Way. He is a counselor at the Taiwanese Cultural Center. Mr. Tai is an advisor for the Fu-Jen Worldwide Alumni Association and Director of the Fu-Jen University Foundation. He has also served as the Chairman of the Chopin’s Corner Foundation since 2006 and is currently a board member of the Houston Symphony. He received a Bachelor of Business Administration from Fu-Jen Catholic University in Taiwan in 1974 and a Master in Business Administration from Murray State University in 1977. He is also a 2004 graduate of the ABA Stonier School of Banking at Georgetown University. Mr. Tai is the brother-in-law of Mr. John Lee. The Company believes Mr. Tai’s qualifications to serve as a director include his many years of active involvement in Asian-American community organizations, his experience as executive advisor to several organizations and his service and involvement with the Company, MetroBank and Metro United.

Joe Ting. Mr. Ting has served as a director of the Company since 1998 and as a director of MetroBank since 1989. Mr. Ting serves as a member of the Company’s Compensation Committee and is the Chair of the Governance and Nominating Committee. He is currently and has been the President of West Plaza Management, Inc., a real estate investment company, for more than twenty years, and serves on the board of directors of the Houston First Corporation. Mr. Ting has extensive knowledge in the plastic manufacturing industry and real estate investing. He received a Master in Business Administration from the Florida Institute of Technology. The Company believes Mr. Ting’s qualifications to serve as a director include his many years of real estate investing experience and his many years of service as a director of the Company and MetroBank.

Daniel B. Wright. Dr. Wright became a director of the Company in January 2011 and previously served as a director of the Company and MetroBank from 2001 to 2007. Dr. Wright is currently the founder, President and Chief Executive Officer of the GreenPoint Group, a U.S. China strategic advisory firm, which he founded in January 2010. Mr. Wright served as the Senior Vice President and China practice head of the Albright Stonebridge Group, a global strategy firm based in Washington, DC until January 2010. In 2007, he served as the Director for China and the Strategic Economic Dialogue (SED) with the U.S. Treasury Department where he provided strategic counsel to the Secretary of Treasury Henry M. Paulson, Jr. and SED Special Envoy Alan F. Holmer for this Cabinet-level economic exchange with China. Prior to his appointment with the U.S. Treasury, Dr. Wright was Vice President and Washington D.C. Office Director of the National Bureau of Asian Research.

From 2000 to 2004, he served as the Executive Director of the Hopkins-Nanjing Program of Johns Hopkins University School of Advanced International Studies, the premier educational joint-venture program between the United States and China. From 1997 to 1999, Dr. Wright held a fellowship with the Institute of Current World Affairs. He has also worked as Manager of Asian Affairs for the Washington, D.C. consulting firm Andreae, Vick & Associates. Dr. Wright earned his Doctor of Philosophy and Master of Arts from Johns Hopkins University in international affairs from The Paul H. Nitze School of Advanced International Studies (SAIS), Master of Divinity in cross-cultural studies from Fuller Theological Seminary and Bachelor of Arts from Vanderbilt University. He is the author of various books and publications. The Company believes Mr. Wright’s qualifications to serve as a director include his extensive experience providing strategic counsel to the U.S. Treasury Department regarding exchange with China, his experience as President and Chief Executive Officer of the GreenPoint Group and his service and involvement with the Company and MetroBank as a director of both from 2001 to 2007.

Executive Officers Who Are Not Also Directors

Cary Ching. Mr. Ching was named Chief Executive Officer of Metro United in November 2009. Mr. Ching has over thirty-eight years of experience in the financial services industry. Prior to joining Metro United, Mr. Ching served as President and Chief Executive Officer of Omni Bank, N.A. in Alhambra, California since 2002. He has previously served as Executive Vice President, Chief Credit Officer and Head of Commercial Banking for Security Pacific Asian Bank in Los Angeles, California, and as the President and Chief Executive Officer of Grand National Bank in Alhambra, California. Mr. Ching received his Bachelor of Science in Chemical Engineering from National Taiwan University and his Master of Business Administration from National Cheng-Chi University, both in Taipei, Taiwan. The Company believes Mr. Ching’s qualifications to serve as Chief Executive Officer of Metro United include his prior experience as Chief Executive Officer of Omni Bank and Grand National Bank and his many years in senior management positions in the financial services industry.

David C. Choi. Mr. Choi was named Executive Vice President and Chief Financial Officer of the Company and MetroBank in November 2004. Mr. Choi has over twenty-four years experience in finance, banking and manufacturing. Prior to joining the Company, Mr. Choi served as Vice President and Chief Financial Officer of TECO-Westinghouse Motor Company in Round Rock, Texas, where he was responsible for all financial and administrative operations since 2000. From 1988 to 1999, Mr. Choi held different positions at JPMorgan Chase Bank in Houston, Texas. He was Senior Client Manager and Vice President of International Banking after 1995, having previously served as Vice President and Trust Officer of Corporate Trust for Chase for five years. Mr. Choi holds a Bachelor of Science in Economics and Business Administration from the University of Wisconsin, and a Master of Business Administration, with a concentration in Finance, from Michigan State University. The Company believes Mr. Choi’s qualifications to serve as Executive Vice President and Chief Financial Officer of the Company and MetroBank include his years of prior experience as Chief Financial Officer of TECO-Westinghouse, his senior officer positions at JPMorgan Chase and his many years of experience in accounting and finance.

Herbert D. Baker. Mr. Baker joined MetroBank in June 2004 as Executive Vice President and Senior Lending Officer and in 2010 was appointed as Executive Vice President and Chief Credit Officer. Prior to joining MetroBank, Mr. Baker was with JPMorgan Chase Bank for twenty-one years in various capacities. Mr. Baker began with Chase Manhattan Bank, New York as a credit analyst in 1983. After two years in the Electronics & Media Division – Corporate Banking, he moved to Chase’s Real Estate Finance Business in Florida where he was promoted to Vice President and Team Leader and was responsible for a real estate portfolio in excess of $270 million. Mr. Baker returned to New York in 1991 and was named Manager of the Chase Associate and Analyst Training programs. The program was delivered to over 200 associates and analysts annually from over 30 different countries. In 1994, he was named Global Industries Executive for Indonesia, based in Jakarta, Indonesia, and became the Country Credit Officer for Indonesia in 1997. Mr. Baker then accepted a position as Group Manager for Asia Pacific at the Chase Bank of Texas in Houston in 1998. After

joining Chase Bank of Texas, he served in various capacities in the JPMorgan Chase International Department. Mr. Baker holds a Bachelor of Business Administration in Finance from Texas A&M University and a Master of Business Administration, specializing in finance and real estate, from the University of Texas. The Company believes Mr. Baker’s qualifications to serve as Executive Vice President and Chief Credit Officer of MetroBank include his years of prior service as Credit Officer for JPMorgan Chase Bank and his many years of experience in finance and portfolio management.

Each executive officer of the Company is elected by the Board and each executive officer of MetroBank and Metro United is elected by the board of directors of MetroBank and Metro United, respectively, and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

DIRECTOR COMPENSATION

For 2011, directors of the Company did not receive a fee for attending Board meetings. However, members of the committees of the Company’s Board did receive a fee for committee meeting attendance. The members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee received a fee of $500 for each committee meeting attended. The same fees are paid for meetings attended by video or telephone conference. In addition, the Audit Committee Chair is paid a $10,000 annual retainer and the Compensation Committee Chair and the Governance and Nominating Committee Chair are each paid a $5,000 annual retainer in consideration of the work load experienced by the committee Chairs.

All of the Company’s directors, other than Daniel B. Wright and Yueping Sun, serve as directors of MetroBank. In 2011, the board of directors of MetroBank held ten meetings and each non-employee director of MetroBank received a fee of $1,000 for each meeting of MetroBank’s board of directors attended and a fee of $500 for each MetroBank committee meeting attended.

Shirley L. Clayton and May P. Chu also serve as non-employee directors of Metro United. In 2011, the board of directors of Metro United held ten meetings and each non-employee director of Metro United received a fee of $1,000 for each meeting of Metro United’s board of directors attended and a fee of $500 for each Director’s Credit Committee meeting of Metro United attended. Additionally, the Chair of the Director’s Credit Committee is paid a $5,000 annual retainer in consideration of the work load experienced by the committee Chair.

George M. Lee and David Tai, who serve as directors of the Company, MetroBank and Metro United, are employed by the Company and MetroBank and do not receive a fee for their service as a director or for attending any committee meetings on which they serve.

Any director of MetroBank or Metro United who lives out of town from where a board of directors meeting is held receives reimbursement of his or her travel expenses to attend such meetings. No director received compensation in the form of perquisites or personal benefits, except that Mr. Wang, as Chairman of the Board, received an annual car allowance of $12,000.

The following table contains information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2011, including compensation received for service as a director of MetroBank and Metro United:

Director Compensation for the Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash		All Other Compensation		Total
Krishnan Balasubramanian	$48,500	(1)	$—		$48,500
Helen F. Chen	10,000	(2)	—		10,000
May P. Chu	36,500	(3)	—		36,500
Shirley L. Clayton	56,500	(4)	—		56,500
Robert W. Hsueh	10,000	(5)	14,000	(6)	24,000
John Lee	10,000	(7)	—		10,000
Saishi Frank Li	10,000	(8)	—		10,000
Charles L. Roff	41,500	(9)	—		41,500
Joe Ting	39,500	(10)	—		39,500
Don J. Wang	110,000	(11)	12,000	(12)	122,000
Daniel B. Wright	—		9,000	(13)	9,000

(1)	Consists of a $5,000 retainer fee for service as Chair of the Compensation Committee and $43,500 in fees for service as a director of MetroBank.

(2)	Consists of fees for service as a director of MetroBank.

(3)	Consists of a $10,000 retainer fee for service as Chair of the Audit Committee, $18,500 in fees for service as a director of MetroBank and $8,000 in fees for service as a director of Metro United.

(4)	Consists of a $5,000 retainer fee for service as Chair of the Metro United Director’s Credit Committee, $17,500 in fees for service as a director of MetroBank and $34,000 in fees for service as a director of Metro United.

(5)	Consists of $10,000 of fees for service as a director of MetroBank.

(6)	Consists of $14,000 for consultant services to MetroBank.

(7)	Consists of fees for service as a director of MetroBank.

(8)	Consists of fees for service as a director of MetroBank.

(9)	Consists of fees for service as a director of MetroBank.

(10)	Consists of a $5,000 retainer fee for service as Chair of the Governance and Nominating Committee and $34,500 in fees for service as a director of MetroBank.

(11)	Consists of Mr. Wang’s annual salary of $110,000 as Chairman of the Board.

(12)	Consists of an annual car allowance of $12,000.

(13)	Consists of fees for consultant services to MetroBank.

CORPORATE GOVERNANCE

Meetings of the Board

The Board held ten meetings during 2011. During 2011, no director attended less than 75% of the aggregate of the (1) total number of meetings of the Board held during the period which he or she was a director and (2) total number of meetings held by committees on which he or she served. Additionally, the Company encourages its directors to attend the Company’s annual meeting of shareholders. Nine members of the Board attended the Company’s 2011 Annual Meeting of Shareholders held on May 6, 2011.

Board Leadership Structure

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company and its shareholders to make such determination based on the position and direction of the Company and the membership of the Board. Currently, the role of Chairman of the Board is separate from the role of Chief Executive Officer. The Chairman is employed by the Company, but does not serve as part of the executive management team of the Company. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that the separation of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management and fosters greater communication between the Company’s management and the Board, which is essential to effective governance. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

The Board has not formally designated a lead independent director. However, an independent director presides at all of the executive sessions described below.

Executive Sessions

The independent directors of the Company hold executive sessions from time to time without the Chief Executive Officer or any other member of management present. A presiding director presides at all of these executive sessions. The role of presiding director is rotated for each executive session among the Chair of each of the Board’s three committees. In 2011, the independent directors held three executive sessions.

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risk. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Governance and Nominating Committee manages risks associated with management, including the independence of the Board and succession planning. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board, as a whole, regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. Throughout the year, senior management reports to the Board the risks that may be material to the Company. The goal of these processes is to bring serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach provides the Board with the proper foundation and oversight perspective with respect to management for the Company.

Committees of the Board

The Company’s Board has three committees, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, each of which is described below:

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and reviews and approves the scope of the work of the independent registered public accounting firm. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly financial results and the financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company’s Chief Financial Officer, director of internal audit, independent registered public accounting firm and management. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

The Audit Committee is comprised of May P. Chu (Chair), Shirley L. Clayton and Krishnan Balasubramanian, each of whom the Board has determined to be an “independent director” of the Company as defined in the listing standards of the NASDAQ Global Market and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Ms. Clayton has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC and that such attributes were acquired through relevant education and experience, and that she is able to read and understand fundamental financial statements, has substantial business experience and a level of experience and knowledge necessary to meet the “financial sophistication” qualifications under the applicable listing standards of the NASDAQ Global Market. The Audit Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. During 2011, the Audit Committee held twelve meetings.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board with respect to the compensation of the Company’s Chief Executive Officer, discharging the Board’s responsibilities relating to compensation of the Company’s officers and directors, including the Company’s other named executive officers, and for the execution of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s equity incentive plans and makes recommendations to the Board as to option and award grants to employees of the Company, MetroBank and Metro United under such plans.

The Compensation Committee is also responsible for oversight of risks relating to employment policies and the Company’s compensation and benefit programs. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. Additionally, because of the Company’s participation in the United States Treasury Department’s Troubled Asset Relief Program Capital Purchase Program (“CPP”), the Compensation Committee is responsible for ensuring that the Company’s compensation plans and arrangements do not create inappropriate risks. As required by Section 111 of the Emergency Economic Stabilization Act of 2008, as amended and implemented by guidance or regulation thereunder (“EESA”), the Compensation Committee meets at least once every six months to:

•

Review with the Company’s senior risk officer the compensation plans for the named executive officers and make all reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company;

•	Review with the Company’s senior risk officer the Company’s employee compensation plans and make all reasonable efforts to limit any unnecessary risks that these plans pose to the Company; and

•

Review the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee.

The Compensation Committee is comprised of Krishnan Balasubramanian (Chair), May P. Chu, Saishi Frank Li and Joe Ting, each of whom the Board has determined to be an “independent director” as defined by the listing standards of the NASDAQ Global Market. The Compensation Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. The Compensation Committee held five meetings in 2011.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying and recommending to the Board individuals qualified to become members of the Board and identifying directors to serve on the various committees of the Board. The Governance and Nominating Committee is also responsible for shaping the Company’s corporate governance policies and practices, including recommending corporate governance guidelines applicable to the Board and the Company and monitoring compliance with such guidelines.

Additionally, the Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning, the independence of the Board and potential conflicts of interest, shareholder responses to the Company’s business practices and employee and shareholder responses to the Company’s human resources practices. To satisfy these oversight responsibilities, the Governance and Nominating Committee receives regular reports from officers of the Company responsible these risk areas on matters that could affect Company operations, the Company’s Code of Ethics and other internal Company matters.

The Governance and Nominating Committee is comprised of Joe Ting (Chair), Shirley L. Clayton, Robert W. Hsueh and Charles Roff, each of whom the Board has determined to be an “independent director” as defined by the listing standards of the NASDAQ Global Market. The Governance and Nominating Committee operates pursuant to a written charter, a copy of which is available in the corporate governance section of the Investor Relations page of the Company’s web site at www.metrobank-na.com. During 2011, the Governance and Nominating Committee held three meetings.

Director Independence

During the review by the Company’s Board of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported in the section titled “Certain Relationships and Related Transactions” set forth in this Proxy Statement. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board has determined that the following directors are “independent directors” as defined by the listing standards of the NASDAQ Global Market: Krishnan Balasubramanian, May P. Chu, Shirley L. Clayton, Robert W. Hsueh, Saishi Frank Li, Charles L. Roff, Yueping Sun, Joe Ting, and Daniel B. Wright.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, MetroBank and Metro United, including the Company’s President and Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is available at no charge upon written request to: MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary.

Director Nomination Process

General

The Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Governance and Nominating Committee will also consider recommendations from shareholders for director candidates who appear to be qualified to serve on the Company’s Board and meet the criteria for nominees considered by the committee. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the directors’ resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees

The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Governance and Nominating Committee considers the following in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Governance and Nominating Committee deem relevant, including the size of the Board and regulatory disclosure obligations. The Governance and Nominating Committee considered these same criteria when they recommended the nominees for election at the Meeting. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, the Board and Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.

The Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Governance and Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Governance and Nominating Committee and the Board will consider and review an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees

Pursuant to its charter, the Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below:

Identification. For purposes of identifying nominees for the Board, the Governance and Nominating Committee relies on personal contacts of the members of the Board as well as their knowledge of members of MetroBank’s and Metro United’s local communities. The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Governance and Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Governance and Nominating Committee will conduct a check of the individual’s background and will interview the candidate.

Procedures to be Followed by Shareholders

The Governance and Nominating Committee will consider shareholder nominations for election as a director at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. In order for a director nomination to be timely, a written notice of the proposed nomination must be received by the Secretary of the Company not later than sixty (60) days prior to the meeting at which the election of directors will occur. To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder making the nomination and the name and address of the person recommended as a director nominee;

•

A representation that the shareholder is a holder of record of the Company’s Common Stock entitled to vote at the meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder giving the notice and the recommended nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder; and

•

Such other information regarding each recommended nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

If the Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the nominee and the shareholder or group of shareholders recommending such nominee and will disclose in its proxy statement whether the Governance and Nominating Committee chose to nominate such nominee, as well as certain other information.

Shareholder Communications to the Board

The Company encourages shareholder communications to the Board and/or individual directors. Written communications may be made to the Board or to specific members of the Board by delivering them to the intended addressee, care of Corporate Secretary, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Governance and Nominating Committee.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board is responsible for making recommendations to the Board with respect to the compensation of the Company’s Chief Executive Officer and discharging the responsibilities of the Board relating to the compensation of the Company’s officers and directors, including the Company’s other named executive officers. Krishnan Balasubramanian, May P. Chu, Saishi Frank Li and Joe Ting, each of whom the Board has determined to be an independent director, as defined by the NASDAQ Global Market listing standards, serve on the Compensation Committee.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2011 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company.

U.S. Treasury’s Capital Purchase Program

In January 2009, the Company elected to accept $45.0 million of capital made available under the CPP. As a result of the Company’s participation in the CPP, the Company agreed that, until such time as the United States Department of the Treasury (the “U.S. Treasury”) ceases to own any debt or equity securities of the Company acquired pursuant to the CPP (the “CPP Covered Period”), the Company will take all necessary action to ensure that the Company complies with the executive compensation and corporate governance standards of Section 111 of EESA, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with EESA. The standard that has the largest influence on the Company’s compensation structure for its named executive officers is a prohibition on paying bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to certain preexisting employment contracts, to the Company’s five most highly compensated employees.

In connection with the Company’s participation in the CPP, each of the Company’s named executive officers (1) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such named executive officer’s compensation or benefits that are required to comply with EESA and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the CPP Covered Period and (2) entered into a letter agreement with the Company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements with respect to such named executive officer as may be necessary, during the CPP Covered Period, to comply with Section 111 of the EESA.

Other Regulation

In June 2010, the Federal Reserve, Office of the Comptroller of the Currency (“OCC”) and Federal Deposit Insurance Corporation (“FDIC”) issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of banking organizations do not undermine the safety and soundness of such organizations by encouraging excessive risk-taking. The guidance, which covers all employees that have the ability to materially affect the risk profile of an organization, either individually or as part of a group, is based upon the key principle that a banking organization’s incentive compensation arrangements should (1) provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage risks, (2) be compatible with effective internal controls and risk management, and (3) be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. Also, on February 7, 2011, the FDIC proposed an interagency rule to implement certain incentive compensation requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Under the proposed rule, financial institutions must prohibit incentive-based compensation arrangements that encourage inappropriate risk-taking that is deemed excessive or that may lead to material losses.

The Compensation Committee and the Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Role of Executives in Establishing Compensation

The Chief Executive Officer, along with management, reviews the performance of the named executive officers (other than the Chief Executive Officer) of the Company and based on such review, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation amounts payable to such named executive officers of the Company. The Compensation Committee evaluates the performance of the Chief Executive Officer in consultation with the non-management members of the Board in light of the Company’s corporate goals and objectives and based on such evaluation, determines and approves the Chief Executive Officer’s compensation level. The Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

In addition to its role with executive compensation matters, the Compensation Committee, pursuant to the provisions of the Company’s stock awards and incentive plans, has authority to determine the employees (including the named executive offices) and directors of the Company, MetroBank and Metro United to whom stock options or other awards shall be granted, the number of shares to be granted to each individual and certain terms of the option or award grant. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to stock awards to be granted to the employees and directors of the Company, MetroBank and Metro United (other than himself). The Compensation Committee also has authority to interpret the plans, amend the plans and to rescind rules and regulations relating to the plans.

The Compensation Committee balances the interests of shareholders, regulators, and other interested parties. Since 2009, the Company has provided an annual Say-On-Pay vote regarding executive compensation of its named executive officers and has received at least a majority approval in each year. The Company did not make any changes to its compensation policies as a result of these votes.

Compensation Philosophy

The compensation philosophy of the Company incorporates the basic principle that executive compensation should be related to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

•	The Company must provide a competitive total compensation package to attract and retain key executives;

•	The compensation packages and programs must be strategically aligned with the annual budget as well as the Company’s long-term business objectives; and

•

The compensation packages must include a variable or performance component to ensure a link between executive remuneration and the Company’s overall performance, thereby aligning executive compensation with the interests of shareholders.

Compensation Consultant

During 2011, the Compensation Committee engaged Chairman’s Counsel, Inc., an independent consulting firm, to provide a compensation survey and comparative analysis of compensation paid in 2010 to the chief executive officers of banking organizations that are considered to be peer banking organizations of the Company. Chairman’s Counsel, Inc. was engaged by the Compensation Committee to provide a similar survey and comparative analysis in 2010, 2009 and 2008. No other services were provided by Chairman’s Counsel, Inc. to the Compensation Committee, the Board or management of the Company, MetroBank or Metro United.

The objective of the compensation survey and comparative analysis was to provide the Compensation Committee with compensation data relative to the compensation paid to similarly situated chief executive officers at banking organizations that are considered to be peer banking organizations of the Company. The Compensation Committee believes that the compensation paid to similarly situated chief executive officers should be a point of reference for measurement, but not the determinative factor for setting the compensation of the Company’s Chief Executive Officer. Because comparative compensation information is just one of the criteria used in setting the compensation of the Company’s Chief Executive Officer, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting the compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post–employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions. During 2011, the Compensation Committee elected to use the comparative compensation information in a limited manner in making compensation decisions related to the Chief Executive Officer.

The Company’s peer group was compiled based on each banking organization’s relative size as measured by the total assets as well as the general geographic location of each banking organization. The Company’s peer group included sixteen banking organizations with total assets ranging from $979 million to $6.4 billion. Geographically, four of the peer group banking organizations are headquartered in Texas, two in Oklahoma, four in California and the remainder in various other states. The Company’s peer group consisted of the following banking organizations:

Bank / Bank Holding Company	Assets as of December 31, 2010	Headquarters
	(in millions)
Texas Capital Bancshares, Inc.	$6,400	Dallas, TX
BancFirst Corporation	$5,100	Oklahoma City, OK
Westamerica Bancorporation	$4,700	San Rafael, CA
First Financial Bankshares, Inc.	$3,800	Abilene, TX
Union (FM) Bankshares Corporation	$3,800	Richmond, VA
Great Southern Bancorp, Inc.	$3,400	Springfield, MO
Southside Bancshares, Inc.	$3,000	Tyler, TX
Wilshire Bancorp, Inc.	$3,000	Los Angeles, CA
Southwest Bancorp, Inc.	$2,800	Stillwater, OK
First United Corporation	$1,700	Oakland, MD
Encore Bancshares, Inc.	$1,600	Houston, TX
West Bancorporation, Inc.	$1,300	Des Moines, IA
Preferred Bank	$1,200	Los Angeles, CA
Bridge Capital Holdings	$1,000	San Jose, CA
MidSouth Bancorp, Inc.	$1,000	Lafayette, LA
ACNB Corporation	$979	Gettysburg, PA

Setting Executive Compensation

During 2011, the Compensation Committee applied the compensation principles described above and reviewed all components of each named executive officer’s compensation, including base salary, annual non-equity cash incentives, long-term equity incentive compensation, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under existing employment and letter agreements. The Compensation Committee also considered the various limitations and restrictions on executive compensation the Company is subject to based on its participation in the CPP. Lastly, the Compensation Committee considered the general economic conditions and the Company’s 2010 and 2011 performance. Based on such considerations and reviews, the Compensation Committee determined a level of compensation which it believes satisfies the applicable requirements of the EESA and is competitive for each named executive officer based on information drawn from a variety of sources, including the information compiled by proxy statements of the peer group companies and surveys of community banking organizations.

Executive Compensation Elements

Typically, the Company’s compensation programs for its named executive officers are primarily comprised of the following components:

•	a base salary;

•	a non-equity cash incentive program;

•	a long-term equity incentive program;

•	a contributory savings 401(k) plan; and

•	various perquisites and other personal benefits.

As a result of the Company’s participation in the CPP, the Company is prohibited from utilizing annual cash incentives and certain types of equity incentives as components of its compensation program for its five most highly compensated employees (“MHCE”) during the CPP Covered Period. Messrs. Lee, Choi and Tai were among the Company’s MHCEs for fiscal year 2011. These prohibitions include several limited exceptions, including payments under employment contracts that were in existence as of February 11, 2009, such as Mr. Lee’s employment agreement, and the issuance of a limited amount of long-term restricted stock.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2011. For the named executive officers (other than the Chief Executive Officer), the Compensation Committee considered the recommendation of the Chief Executive Officer and management, tenure of service, scope of the position, including current job responsibilities, the named executive officer’s individual performance and contribution to the Company, peer group compensation information and such other factors as the Compensation Committee deemed appropriate. The Compensation Committee also considered the various limitations and restrictions on executive compensation the Company is subject to based on its participation in the CPP. On the basis of the Compensation Committee’s review, Messrs. Choi and Tai received a 7.30% and 16.82% increase in base salary, respectively.

The base salary level for Mr. Lee is set forth in his employment agreement and is reviewed at least annually by the Compensation Committee and may be adjusted upward in the discretion of the Compensation Committee. Factors that the Compensation Committee considers in its review include the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deems appropriate. On the basis of the Compensation Committee’s review and the Company’s 2010 performance, the Compensation Committee determined not to recommend an increase in the base salary level for Mr. Lee.

Non-Equity Cash Incentive Program

The Company maintains an annual cash incentive program designed to help achieve the objectives of the compensation program by rewarding the executive officers for the attainment of profitable growth and stable financial and operating conditions. Pursuant to the Company’s non-equity cash incentive program, Incentive Bonus Objective (the “IBO”), an executive officer of the Company is eligible to receive a certain percentage (which varies by position within the Company) of his base salary as an annual cash incentive. The annual cash incentive for the Company’s named executive officers (other than the Chief Executive Officer) may be an amount up to 50% of their current base salaries. The size of the annual cash incentive is dependent on the Company’s performance in a particular year based upon certain Company performance indicators. The final amount of the annual cash incentive for named executive officers (other than the Chief Executive Officer) may be adjusted upward or downward by the Chief Executive Officer with the approval of the Compensation Committee based on other factors. In addition to the annual cash incentive, the Compensation Committee may also award discretionary cash bonuses to the named executive officers.

The Company’s performance indicators are established annually and for 2011 contained a component for nonperforming assets, ratio of nonperforming assets to total assets and net interest margin. Cash incentive opportunities are tied to the achievement of threshold, target and maximum performance levels. The level of achievement affects the percentage of base salary that can be earned under the plan components. The threshold, target and maximum award opportunities for the named executive officers for 2011 are set forth in the table below:

	Threshold Award Opportunity (As a Percentage of Base Salary)	Target Award Opportunity (As a Percentage of Base Salary)	Maximum Award Opportunity (As a Percentage of Base Salary)
Mr. Lee	0%	50%	100%
Messrs. Choi and Tai	40%	45%	50%

However, as a result of the prohibition on the Company’s accrual or payment of cash incentives pursuant to its participation in the CPP, the Compensation Committee did not utilize the IBO or award any cash incentives for 2011 to Messrs. Choi and Tai.

With respect to the annual cash incentive for the Chief Executive Officer, pursuant to his employment agreement, Mr. Lee can earn up to 100% of his base salary as an annual cash incentive based on certain Company performance indicators. Performance at expected or budgeted performance levels consistent with opportunities in the market place will result in an annual cash incentive of 50% of his base salary, while the maximum annual cash incentive will be earned for superior performance results. The performance indicators under the agreement may include, but are not limited to, earnings per share growth, asset growth, reduction in nonperforming assets, net interest margin, operating efficiency, return on equity, loan concentration, asset durability and overall performance evaluation by the Board.

During 2011, the Compensation Committee met on several occasions and evaluated Mr. Lee’s performance and accomplishments during 2010 and 2011. Based on the overall performance evaluation conducted by the Compensation Committee primarily related to Mr. Lee’s accomplishments with respect to capital raising, management retention and hiring, steady improvements in the Company’s financial results during the 2011 fiscal year and regulatory compliance, the Compensation Committee awarded Mr. Lee an $100,000 cash incentive pursuant to the terms of his employment agreement.

Equity Based Incentive Compensation

The Company maintains an equity based compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. The Compensation Committee believes that these key employees will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. Historically, stock options have been the Company’s primary form of long-term equity incentive compensation; however, in 2007, the Company began awarding shares of restricted stock to its key employees.

The Company maintains two equity incentive plans: the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended (“2007 Plan”), and the MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (“1998 Plan” and, together with the 2007 Plan, the “Incentive Plans”). The 1998 Plan expired on December 16, 2008 and no additional awards may be granted under that plan. The 2007 Plan authorizes the issuance of up to 650,000 shares of Common Stock, and provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock awards or any combination of the foregoing. Restricted stock may be granted with or without payment except to the extent required by law and awards are subject to performance or service restrictions as determined by the Compensation Committee. The recipient of restricted stock is entitled to voting rights and dividends on the Common Stock prior to the lapsing of the forfeiture restrictions with respect to such stock.

As of December 31, 2011, 907,200 options and 195,503 shares of restricted stock were outstanding under the Company’s Incentive Plans, of which 439,375 options and 76,000 shares, respectively, were held by named executive officers. There were 62,696 shares available for future grant under the 2007 Plan as of December 31, 2011.

Pursuant to the Company’s participation in the CPP, the Company is prohibited from granting equity incentive awards to its MHCEs, other than grants of long-term restricted stock meeting certain criteria or grants pursuant to certain preexisting employment contracts. Based on the restrictions on equity incentive compensation pursuant to the Company’s participation in the CPP, the Compensation Committee determined to grant an aggregate of 16,000 shares of long-term restricted stock to the Company’s named executive officers (other than the Chief Executive Officer) for services rendered in 2011. In July 2011, Mr. Lee was awarded options to purchase 30,000 shares of the Company’s Common Stock for services performed in 2011 pursuant to the terms of his employment agreement.

Contributory Savings 401(k) Plan

The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including the named executive officers, pursuant to which the Company, MetroBank or Metro United, as the case may be, matches each participant’s contributions up to a maximum of 5% of such employee’s annual compensation.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the named executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company in 2011 include a car allowance, the payment of certain life insurance premiums and the payment of certain health insurance premiums. No single perquisite was valued in excess of $25,000.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant to the 1998 Plan and options and restricted stock awards granted pursuant to the 2007 Plan, in accordance with the fair value recognition provisions of FASB accounting guidance. The Company estimates the fair value of stock option awards as of grant date using the Black-Scholes option valuation model, which requires the input of highly subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them, the estimated volatility of the Company’s Common Stock price over the expected term and the number of options that will ultimately not complete their vesting requirements.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1.0 million in any taxable year, unless the compensation is performance-based. As a result of the Company’s participation in the CPP, the Company is subject to amendments to Section 162(m) of the Code which limits the Company’s tax deduction for compensation paid to any named executive officer to $500,000 annually and eliminates the exclusion of certain performance-based compensation paid under shareholder approved plans for the Company. The Company has no individuals with nonperformance-based compensation paid in excess of the tax deduction limit set forth in Section 162(m) of the Code. The Compensation Committee will continue to monitor awards under the plans that may in the future be subject to this deductibility limitation and assess its impact.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such benefits do not comply with Section 409A of the Code, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the other two most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (“named executive officers”) for the last three fiscal years ended December 31, 2011:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2011

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation		Total
George M. Lee	2011	$300,000	$100,000	$—	$137,700	$45,499	(4)	$568,199
President and Chief Executive Officer of the Company; Chief Executive Officer of MetroBank	2010	300,000	135,000	—	32,700	40,273		507,973
	2009	300,000	—	—	45,900	37,154		383,054

David C. Choi	2011	$220,537	$—	$37,740	$—	$40,092	(5)	$298,369
Chief Financial Officer and Executive Vice President of the Company and MetroBank	2010	205,539	—	123,300	—	34,449		363,288
	2009	178,537	—	—	—	34,104		212,641

David Tai	2011	$260,412	$—	$62,900	$—	$38,106	(6)	$361,418
Executive Vice President and Secretary of the Company; President of MetroBank	2010	222,912	—	123,300	—	35,956		382,168
	2009	205,412	—	—	—	32,912		238,324

(1)	The amount reported in this column reflects the annual cash incentive awarded to Mr. Lee pursuant to the terms of his employment agreement for services provided in 2011, which is discussed in more detail under the section titled “— Non-Equity Cash Incentive Program” above.

(2)	The amounts in this column represent the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s 2007 Plan for services provided in 2011, which were computed in accordance with ASC Topic 718.

(3)	The amounts in this column represent the aggregate grant date fair value of stock options awarded pursuant to the Company’s 2007 Plan in the fiscal years ended December 31, 2011, 2010 and 2009, which were computed in accordance with ASC Topic 718. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2011, 2010 and 2009 are included in Note 14 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2012.

(4)	The 2011 amount includes a car allowance of $12,000, 401(k) matching contributions of $15,600, payment of medical/dental insurance premiums of $15,919 and payment of the premium on a life insurance policy for the benefit of Mr. Lee of $1,980.

(5)	The 2011 amount includes a car allowance of $12,000, 401(k) matching contributions of $11,080, payment of medical/dental insurance premiums of $15,920 and payment of the premium on a life insurance policy for the benefit of Mr. Choi of $1092.

(6)	The 2011 amount includes a car allowance of $12,000, 401(k) matching contributions of $13,537, payment of medical/dental insurance premiums of $10,916 and payment of the premium on a life insurance policy for the benefit of Mr. Tai of $1,653.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and stock awards for each named executive officer as of December 31, 2011:

Outstanding Equity Awards as of December 31, 2011

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
George M. Lee	150,000	—	$10.01	07/21/2014	—		$—
	24,375	—	14.03	01/28/2012
	30,000	—	15.00	07/22/2012
	30,000	—	21.09	07/20/2013
	13,710	—	19.90	07/14/2014
	16,290	—	19.90	07/19/2017
	15,000	—	12.74	02/04/2018
	15,000	—	12.29	07/28/2018
	18,000	12,000	3.98	07/24/2019
	9,000	21,000	2.58	07/23/2020
	—	30,000	3.91	1/30/2021
	—	30,000	6.34	7/28/2021

David C. Choi	15,000	—	13.20	06/10/2012	36,000	(2)	$228,600
	7,500	—	16.03	08/10/2012
	7,500	—	17.71	04/03/2013
	5,000	—	19.80	01/24/2017
	10,000	—	12.99	05/02/2018

David Tai	7,500	—	16.03	08/10/2012	40,000	(3)	$254,000
	7,500	—	17.71	04/03/2013
	9,000	—	19.80	01/24/2017
	10,000	—	12.99	05/02/2018

(1)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 30, 2011 of $6.35 per share by the number of nonvested shares of restricted stock held by such named executive officer.

(2)	The forfeiture restrictions with respect to these shares lapsed or will lapse as follows: 13,333 shares on February 11, 2012, 3,333 shares on February 4, 2013, 6,667 shares on February 11, 2013, 3,333 shares on February 28, 2013, 1,667 shares on February 4, 2014, 1,667 shares on February 28, 2014, 4,000 shares on July 27, 2013 and 2,000 shares on July 27, 2014.

(3)	The forfeiture restrictions with respect to these shares lapsed or will lapse as follows: 13,333 shares on February 11, 2012, 3,333 shares on February 4, 2013, 6,667 shares on February 11, 2013, 3,333 shares on February 28, 2013, 1,667 shares on February 4, 2014, 1,667 shares on February 28, 2014, 6,666 shares on July 27, 2013 and 3,334 shares on July 27, 2014.

Potential Payments Upon Termination or Change In Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility may result in the departure or distraction of the named executive officers to the detriment of the Company and that of its shareholders. Therefore, the Company’s Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company’s named executive officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into an employment agreement with George M. Lee on January 26, 2012 and MetroBank entered into letter agreements with each of David Tai and David C. Choi on February 14, 2005.

Termination With a Change in Control

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event that such executive’s employment with the Company is terminated by the Company or its successors without cause following a change in control, subject to the CPP Restrictions discussed below. The amounts shown below assume that the termination occurred on December 31, 2011 and assume a price per share of the Company’s Common Stock equal to $6.35, based on the closing price of the Common Stock on the NASDAQ Global Market on December 30, 2011. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon termination as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

Name	Salary and Bonus		Acceleration and Continuation of Equity Awards(1)	Perquisites/Benefits		Total Termination Benefits
George M. Lee	$1,305,000	(2)	$181,110	$35,800	(3)	$1,521,910
David C. Choi	330,805	(4)	228,600	—		559,405
David Tai	390,618	(4)	254,000	—		644,618

(1)	Reflects the value of any unvested restricted stock grants based on the market price of the underlying shares as of December 31, 2011 and any unvested options accelerated upon a change in control equal to the spread between the exercise price and the market price of the underlying shares as of December 31, 2011. As of December 31, 2011, the exercise price of all unvested options for the named executive officers exceeded the market price of the underlying shares and accordingly had no value with the exception of options to purchase (a) 12,000 shares at an exercise price of $3.98 granted to Mr. Lee in July 2009, (b) 21,000 shares at an exercise price of $2.58 granted to Mr. Lee in July 2010, (c) 30,000 shares at an exercise price of $3.91 granted to Mr. Lee in January 2011 and (d) 30,000 shares at an exercise price of $6.34 granted to Mr. Lee in July 2011.

(2)	Reflects an amount equal to three times such executive’s annual base salary as of December 31, 2011 and an amount equal to three times such executive’s annual cash incentive compensation for the 2010 fiscal year.

(3)	Represents the payment by the Company of the life insurance premiums for two (2) years and medical insurance premiums for up to two (2) years following termination if Mr. Lee’s employment is terminated within twelve (12) months of a change of control.

(4)	Reflects an amount equal to eighteen (18) months of such executive’s base monthly salary as of December 31, 2011.

Pursuant to the Company’s participation in the CPP, it is prohibited from making any golden parachute payments to its named executive officers and the next five most highly compensated employees. Under EESA, golden parachute payments are defined as any payment for departure from the Company for any reason, except for payments related to death or disability and services performed or benefits accrued. In addition, any amount due upon a change in control event of the Company, as well as the acceleration of vesting due to a departure or a change in control event, is treated as a golden parachute payment. Accordingly, the Company will be prohibited from making the required payments described in this section during the CPP Covered Period.

Change in Control Provisions in Employment and Letter Agreements

The Company entered into an employment agreement with George M. Lee, the Executive Vice Chairman, President and Chief Executive Officer of the Company, Chief Executive Officer of MetroBank and Chairman of the Board of Directors of Metro United Bank, effective January 26, 2012, and the prior employment agreement between the Company and Mr. Lee was terminated.

The employment agreement is for a term of five years and provides for a minimum annual salary of $325,000 subject to annual review and adjustments at the discretion of the Company’s Board. The employment agreement also provides for reimbursement of certain business expenses, participation in employee benefit plans and a monthly automobile allowance of $1000. The employment agreement also provides that Mr. Lee will be granted (i) options to acquire 15,000 to 30,000 shares of Common Stock, (ii) 10,000 to 20,000 shares of restricted stock or (iii) a combination of (i) and (ii) annually based on Company and individual performance. In addition, Mr. Lee can earn up to 100% of his base salary as an annual cash incentive based on certain Company performance indicators as described in his employment agreement.

In the event of a change in control (as defined in the employment agreement) and the involuntary termination of Mr. Lee, Mr. Lee will be entitled to receive (1) his base salary for the remainder, if any, of the calendar month in which such termination is effective and an additional lump sum payment equal to three years base salary, (2) an amount equal to three times his annual cash incentive compensation for the previous fiscal year and (3) medical and life insurance for up to two years following such termination. Additionally, the agreement provides that all outstanding options become fully vested and all restrictions on the full ownership of the outstanding restricted stock shall be cancelled.

MetroBank has entered into letter agreements with Messrs. Choi and Tai, each a named executive officer. The respective letter agreements provide that in the event of involuntary termination or a decrease in employment status as a result of a change in control of MetroBank each respective officer will be paid an amount equal to eighteen (18) months current salary, less applicable statutory deductions. Additionally, the agreement provides that all unvested stock options shall fully vest and become exercisable.

As described above, the Company is prohibited from making the required payments under these agreements during the CPP Covered Period.

Change in Control Provisions in Equity Plans and Agreements

Under the Company’s 2007 Plan, in the event of a change in control (as defined in the 2007 Plan), all options and stock awards will immediately become vested and exercisable or satisfiable, as applicable. In the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awards in exchange for an amount of cash per share equal to the excess, if any, of the change in control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Under the Company’s 1998 Plan, in the event the Company is not the surviving entity following a merger or consolidation or if the Company sells or otherwise disposes of substantially all of its assets, the Compensation Committee may direct that one of the following occurs: (1) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger, consolidation or sale of assets, (2) waive any limitations that the options shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (3) cancel the options as of the effective date of any such merger, consolidation or sale of assets in exchange for an amount of cash per share equal to the excess, if any, of the value of the shares subject to the options over the exercise price for such shares.

Termination Without a Change in Control

If Mr. Lee’s employment is terminated by the Company for cause or if Mr. Lee voluntarily resigns, Mr. Lee will be entitled to receive all of his accrued and unpaid base salary through the date of termination. Mr. Lee will not be entitled to receive any bonus for the fiscal year in which the termination occurs or any subsequent fiscal year.

If Mr. Lee’s employment is terminated by the Company as a result of death, Mr. Lee’s estate will be entitled to receive all of his accrued and unpaid base salary through the end of the month in which his death occurred and a prorated portion of his bonus for that fiscal year, if any. If Mr. Lee’s employment is terminated by the Company or Mr. Lee as a result of disability, Mr. Lee will be entitled to receive all of his accrued and unpaid base salary through the end of the calendar month in which the termination is effective and for the succeeding three months, or until disability insurance benefits commence under the disability insurance furnished by the Company, if sooner. Additionally, in the event of termination as a result of death or disability, all outstanding options to purchase Common Stock will become fully vested and exercisable within ninety (90) days following his death or disability and all restrictions on outstanding restricted stock will be cancelled.

With respect to the Company’s Incentive Plans, in the event any employee is terminated not in connection with a change in control, each option granted under the Incentive Plans that is exercisable as of the date of termination may be exercised within three months of termination provided that the employee was not terminated for cause (as defined in the Incentive Plans). If an employee is terminated for cause, then all options (whether or not exercisable) shall terminate on the date of the employee’s termination. Upon the death or disability of an employee, all options granted under the Incentive Plans (whether or not exercisable) may be exercised within one year from the date of death or determination of disability.

Compensation Committee Interlocks and Insider Participation

During 2011, no executive officer of the Company served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2011, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Certain Relationships and Related Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

As a result of the Company’s participation in the CPP and in compliance with the EESA, the Compensation Committee met five times during the 2011 fiscal year with the Company’s senior risk officer, to discuss, review and evaluate: (1) the named executive officer compensation plans to ensure that such compensation plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company, (2) employee compensation plans in light of the risks posed by such plans and how to limit such risks and (3) employee compensation plans to ensure that these plans do not encourage the manipulation of reported earnings to enhance the compensation of any employees.

At these meetings, the Compensation Committee and senior risk officer discussed, reviewed and evaluated the relationship between the Company’s risk management policies and practices and named executive officer and other employee compensation arrangements. This meeting included a review of the structure and components of the Company’s compensation arrangements, the material potential sources of risk in the Company’s business lines and various policies and practices of the Company that mitigate this risk. Within this framework, a variety of topics was discussed, including the parameters of acceptable and excessive risk taking (based on an understanding that some risk taking is an inherent part of operating a business) and the general business goals and concerns of the Company, including the need to attract, retain and motivate top tier talent.

The Company offers the following incentive compensation programs in which the Company’s named executive officers participate:

•	the IBO, a non-equity cash incentive program;

•	an employment agreement between the Company and the President and Chief Executive Officer;

•	a long-term equity incentive compensation program through the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan;

•	a contributory savings 401(k) plan; and

•	various perquisites and other personal benefits.

The non-equity cash incentive program is designed to reward the Company’s executive officers for the attainment of profitable growth and stable financial and operating conditions. The measures used to quantify those results are well understood, transparent and based on audited financial results and hold executives accountable for the Company’s performance. The 2007 Plan approved by the Company’s shareholders provides for the granting of stock options, restricted stock awards and certain other equity-based awards. Stock options encourage the executive officers to achieve long-term goals because they are only valuable to the recipient if there are gains in the stock price. Stock option awards generally vest ratably over three years and no gain is realizable prior to vesting; therefore, stock options give the Company’s executives strong incentives to improve long-term financial performance and to increase shareholder value. Restricted stock grants have not been tied to the performance of the Company but have been time-vested with a vesting period of three years. This vesting period ties the compensation of executive officers to the long-term value of the Company. Due to the nature of the Company’s 401(k) plan and other personal benefit programs, payments are generally unrelated to the Company’s operational performance and therefore do not encourage unnecessary or excessive risks.

In addition to those plans and arrangements identified above, the Company identified seven different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. Each arrangement is available to a different set of employees and the amount received differs depending on level of job responsibility and plan objectives.

As a result of the discussion, review and evaluation of the plans mentioned above, the Compensation Committee found that the Company’s compensation programs do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company and do not encourage behavior focused on short-term results rather than long-term value creation. The compensation plans are competitive and well-balanced, with a mix of cash and equity based on short and long-term factors, as described above and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. The Company has in place a number of mitigating factors that significantly offset any risks inherent in the plans.

Accordingly, the Compensation Committee certifies that:

•

It has reviewed with the senior risk officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

•	It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•

It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee

Krishnan Balasubramanian, Chair

May P. Chu

Joe Ting

Saishi Frank Li

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised of May P. Chu, Shirley L. Clayton and Krishnan Balasubramanian, each of whom the Board has determined is an independent director of the Company as defined by the applicable listing standards of the NASDAQ Global Market and Section 10A of the Exchange Act. The Board has also determined that Shirley L. Clayton is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, KPMG LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States.(1)

The Audit Committee met regularly with KPMG LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audit of the Company’s consolidated financial statements.

The Audit Committee discussed with KPMG LLP the matters that are required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard AU Section 308. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has concluded that KPMG LLP did not provide any prohibited non-audit services to the Company and its affiliates, which is compatible with maintaining KPMG LLP’s independence.

Based on the above-mentioned review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Audit Committee also recommended the appointment of KPMG LLP as the independent registered accounting firm of the Company for the year ending December 31, 2012 and the Board concurred with such appointment.

The Audit Committee

May P. Chu, Chair

Shirley L. Clayton

Krishnan Balasubramanian

(1)	PricewaterhouseCoopers, LLP was responsible for expressing an opinion on the consolidated financial statements of the Company as of and for the year ended December 31, 2010 and the results of its operations and cash flows for each of the two years in the period ended December 31, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed to the Company for the fiscal year ended December 31, 2010 by PricewaterhouseCoopers LLP (“PwC”) and for the fiscal year ended December 31, 2011 by KPMG LLP:

	2011	2010
Audit fees(1)	$—	$745,333	(2)
Audit fees(3)	$551,175	—
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$551,175	$745,333

(1)	Consists of fees billed from PwC for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements. On November 23, 2010, the Audit Committee of the Board of Directors of the Company dismissed PwC as the Company’s independent registered public accounting firm effective upon completion of PwC’s audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010, which was effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC on March 15, 2011.

(2)	Includes $49,525 in fees billed after the Company’s 2011 proxy statement by PwC for professional services rendered in connection with PwC’s audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010.

(3)	Consists of fees billed from KPMG LLP for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements.

Audit Committee Pre-Approval Policy

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Governance and Nominating Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the Board and may be consummated or may continue only (1) if the Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board. The Governance and Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors and executive officers of the Company, MetroBank and Metro United and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a five percent (5%) interest, are customers of MetroBank or Metro United. During 2011 MetroBank and Metro United made loans in the ordinary course of business to directors and executive officers of the Company, MetroBank and Metro United and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company, MetroBank or Metro United and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company, MetroBank and Metro United are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by MetroBank or Metro United to executive officers and directors satisfy the foregoing standards. As of December 31, 2011, there was no outstanding indebtedness of officers, directors or their affiliated companies; however one officer was issued a line of credit in the amount of $800,000 in which no advances were issued in 2011. MetroBank and Metro United may have such transactions or transactions on a similar basis with their respective directors and executive officers and the directors and executive officers of the Company and their associates in the future.

Don J. Wang, the Company’s Chairman of the Board, is a principal shareholder and Chairman of the Board of New Era Life Insurance Company (“New Era”). MetroBank had seven commercial real estate loan participations with New Era as of December 31, 2011. These loans were originated and are being serviced by MetroBank. Six of the loans are contractually current on their payments and one real estate loan in the amount of $5.8 million is on nonaccrual status and is 90 days or more past due. The following is an analysis of these loans as of December 31, 2011 (in thousands):

2011
Gross balance	$56,290
Less: participation portion sold to New Era	(23,552)
Net balance outstanding	$32,738

With the exception of the $5.8 million real estate loan on nonaccrual status, $19.8 million of the loans have interest rates ranging from 3.75% to 7.25% and the remaining $30.7 million in loans have interest rates which float with the prime rate. The percent of the participation portions sold to New Era varies from 16.67% to 76.00%.

On February 10, 2010, the Company issued a promissory note to each of Ang’s Holdings Limited, an affiliated entity of one of the Company’s 5% or more shareholders, and Don J. Wang, the Company’s Chairman of the Board. Each note was issued for a principal amount of $500,000. The notes, as amended in February 2012, mature February 10, 2013 and bear interest on the principal amount at a fixed rate per annum equal to 5.0% due quarterly beginning on March 31, 2010.

Gaumnitz, Inc. owns the building in which the Company’s corporate headquarters and MetroBank’s Bellaire branch are located and has entered into lease agreements for these locations with the Company and MetroBank. The controlling shareholder of Gaumnitz, Inc. is a principal (5% or more) shareholder of the Company. The lease agreements covering the different areas comprising the Company’s headquarters have lease commencement dates of December 2010, at a net rent of $47,000 per month, and expiration dates in December 2015. The lease agreement for MetroBank’s Bellaire branch commenced on December 29, 2006 at a total rent of $12,000 per month and expires in December 2016. For these lease agreements, the Company paid Gaumnitz, Inc. $704,000 each year for the years ended December 31, 2011, 2010 and 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 21, 2012 by (1) each director and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name	Number of Shares		Percentage Beneficially Owned(1)
Principal Shareholders Not Listed Below
Dazhou Group International	954,000	(2)	7.20
Fentham Corp	1,192,714	(3)	8.97
Metro Investment Group, Inc.	737,336	(4)	5.53
Philadelphia Financial Mangement of San Francisco, LLC	925,189	(5)	6.94

Directors and Named Executive Officers
Krishnan Balsubramanian	100		*
Helen F. Chen	848,778	(6)	6.37
David Choi	94,264	(7)	*
May P. Chu	3,900		*
Shirley L. Clayton	15,050		*
Robert Hsueh	1,036		*
George M. Lee	346,721	(8)	2.54
John Lee	230,122	(9)	1.73
Saishi Frank Li	200		*
Charles L. Roff	7,037		*
Yueping Sun	—		*
David Tai	463,239	(10)	3.47
Joe Ting	150,017	(11)	1.13
Don J. Wang	865,630	(12)	6.49
Daniel B. Wright	—		*
Directors and named executive officers as a group (15 persons)	3,026,094	(13)	22.06%

*	Indicates ownership that does not exceed 1.0%.

(1)	The percentage of shares beneficially owned was calculated based on 13,333,047 shares of Common Stock outstanding as of March 21, 2011. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	Dazhou Group International, Inc.’s address 1715 Shoreline Drive, Missouri City, Texas 77459. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on September 23, 2010 by Dazhou Group International. Dazhou Group International, Inc. may be deemed to have the beneficial ownership of the shares reflected in the table. Dazhou Group International reported that it had sole voting and dispositive power with respect to the 954,000 shares reflected in the table.

(3)	Fentham Corp’s address is 8 Peirce Road, Singapore, Singapore 248527. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on February 16, 2012 by Fentham Corp. Fentham Corp may be deemed to have the beneficial ownership of the shares reflected in the table. Fentham Corp reported that it had sole voting and dispositive power with respect to the 1,192,714 shares reflected in the table.

(4)	Metro Investment Group, Inc.’s address is 16607 Southern Oaks Drive, Houston, Texas 77069. Director Helen F. Chen is the controlling shareholder and President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(5)	Philadelphia Financial Mangement of San Francisco, LLC’s address is 450 Sansome Street, Suite 1500, San Francisco, California 94111. The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on February 14, 2012 by Philadelphia Financial Management of San Francisco, LLC. Philadelphia Financial Mangement may be deemed to have the beneficial ownership of the shares reflected in the table. Philadelphia Financial reported that it had sole voting and dispositive power with respect to the 925,189 shares reflected in the table.

(6)	Includes 737,336 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and controlling shareholder and has voting and investment control of the shares.

(7)	Includes 45,000 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(8)	Includes 6,421 shares held of record by Mr. Lee’s spouse and 306,000 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(9)	Includes 19,968 shares held of record by each of Mr. Lee’s daughter and son and 44,521 shares held of record by Mr. Lee’s sister.

(10)	Includes 34,000 shares that may be acquired within 60 days upon the exercise of stock options granted under the Incentive Plans.

(11)	Includes a total of 12,867 shares held of record by Mr. Ting’s three children and 25,852 shares held of record by a trust, of which Mr. Ting is the trustee.

(12)	Includes 644,812 shares held of record by two trusts, of each of which Mr. Wang is the trustee, 19,986 shares held of record by Mr. Wang’s spouse and 29,326 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control.

(13)	Includes 385,000 shares which may be acquired within 60 days pursuant to the exercise of stock options granted under the Incentive Plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2011, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with, except that (1) each of David Tai, David Choi, Andy Ho, Herbert Baker and Chipei Shu did not timely file a Form 4 to report an award of restricted stock; (2) George Lee did not timely file a Form 4 to report a grant of options; and (3) Joe Ting did not timely file a Form 4 to report an acquisition of shares by a trust of which he is the trustee. All such transactions have since been reported to the SEC.

ITEM 2.

APPROVAL OF THE AMENDED AND RESTATED METROCORP BANCSHARES, INC.

2007 STOCK AWARDS AND INCENTIVE PLAN

On March 26, 2012, the Board of Directors approved the Amended and Restated MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, which among other things, increased the number of shares of Common Stock issuable thereunder by an additional 500,000 shares, and recommended that the 2007 Incentive Plan, as so amended and restated, be submitted to the Company’s shareholders for approval at the Meeting. The original 2007 Incentive Plan was approved by the Company’s shareholders on May 4, 2007 and an amendment to the 2007 Incentive Plan was approved by the Company’s shareholders on May 8, 2009.

The following summary of the material features of the 2007 Incentive Plan is qualified in its entirety by reference to the copy of the plan (as proposed to be amended and restated) attached as Appendix A to this Proxy Statement. The amendments proposed to be made to the 2007 Incentive Plan include, among other things, changes to (1) make provisions for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable, (2) reserve an additional 500,000 shares of Common Stock for issuance under the 2007 Incentive Plan, (3) increase the amount of shares of Common Stock subject to options, stock appreciation rights and restricted stock awards that may be granted to any one individual during a calendar year, (4) increase the maximum payout to any individual in a calendar year pursuant to a performance award from $100,000 to $2,000,000, (5) amend the recapitalization and reorganization provisions to more broadly state the Compensation Committee’s ability to adjust the number and class of shares which may be delivered under the 2007 Incentive Plan in an equitable manner and to the extent necessary to preserve the economic intent of the awards and (6) add provisions related to clawbacks, tax withholding, and the CPP.

Purpose of the Amendment and Restatement

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock awards, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock awards. The Company has used the 2007 Incentive Plan and other stock plans for this purpose. As of December 31, 2011, options to purchase 347,040 shares of Common Stock and 195,503 shares of restricted stock were outstanding under the 2007 Incentive Plan and 62,696 shares remained available for future grant. Accordingly, the Board of Directors approved the Amendment and Restatement in order to maintain the 2007 Incentive Plan to provide the necessary incentives to its employees and directors.

Administration

The Company’s Compensation Committee, comprised solely of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Code, will administer the 2007 Incentive Plan. Subject to the provisions of the 2007 Incentive Plan, the Compensation Committee has the authority to: (1) construe and interpret the 2007 Incentive Plan, and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement; (2) prescribe, amend or rescind rules and regulations relating to the 2007 Incentive Plan; (3) select the persons to whom awards are to be granted; (4) determine the number of shares of Common Stock or equivalent units to be made subject to each award; (5) determine whether and to what extent awards are to be granted; (6) determine or modify the terms and conditions, not inconsistent with the terms of the 2007 Incentive Plan or applicable law, of awards; (7) amend any outstanding award subject to applicable restrictions; (8) authorize any person to execute, on the Company’s behalf, any instrument required to effect the grant of an award; (9) approve forms of agreement for use under the 2007 Incentive Plan; (10) reduce the exercise price of an award to the then current fair market value if the fair market value of the Common Stock covered by the award has declined since the date the award was granted, provided the Company’s shareholders have approved such action; (11) determine the fair market value of the Common Stock; and (12) make all other determinations deemed necessary or advisable for the administration of the 2007 Incentive Plan. All decisions, interpretations and other actions of the Compensation Committee shall be conclusive. All expenses and liabilities incurred by the Compensation Committee in administration of the 2007 Incentive Plan will be borne by the Company.

Eligibility

Awards under the 2007 Incentive Plan may be granted to all employees of the Company and its affiliates, directors of the Company and its affiliates or consultants who performs services to the Company; provided that incentive stock options may be granted only to employees of the Company or its affiliates. As of December 31, 2011, the Company and its affiliates had 284 employees and 13 directors, each of whom is eligible to receive awards under the 2007 Incentive Plan by being an employee or director of the Company or one of its affiliates.

Types of Awards

The 2007 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, performance awards and phantom stock awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of common stock at an established exercise price. The Compensation Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (nonqualified stock options).

The exercise price of each ISO and nonqualified stock option granted under the 2007 Incentive Plan will be determined by the Compensation Committee, except that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Each option is exercisable for a period specified by the Compensation Committee. For each option, the Compensation Committee will establish among other terms, (1) the term of the option, (2) the time or period of time in which the option will vest, and (3) the treatment of the option upon the awardee’s termination of employment. No individual may be granted stock options to purchase more than 200,000 shares of common stock in any calendar year.

To the extent that the aggregate fair market value (determined in the manner prescribed by the 2007 Incentive Plan) of the common stock with respect to which ISOs become exercisable for the first time by any awardee during any calendar year under all plans of the Company exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Company’s common stock must (1) have an exercise price of at least 110% of the fair market value of the common stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Restricted Stock Awards. A grant of shares of restricted stock represents shares of common stock which are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (“forfeiture restrictions”). The Compensation Committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (1) the attainment of one or more performance goals established by the Compensation Committee that are based on the Company’s (a) earnings per share, (b) efficiency ratio, (c) non-performing loan amounts or (d) asset growth, (2) the awardee’s continued employment with the Company for a specified period of time or (3) a combination of any two or more of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2007 Incentive Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. No individual may be awarded more than 100,000 shares of restricted stock in any calendar year.

At the time of the award of restricted stock, the Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the forfeiture restrictions. The Compensation Committee may determine the amount and form of any payment for the shares of common stock received pursuant to an award of restricted stock, however, if no such determination is made, an awardee must pay only to the extent required by law.

Stock Appreciation Rights. A stock appreciation right (“SAR”) shall confer on the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of common stock on the date of exercise over (2) the exercise price of such SAR as determined by the Compensation Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of common stock on the date of grant. SARs may be granted independently or in connection with the grant of an option. The exercise of SARs granted in connection with the grant of an option will result in the surrender of the right to purchase the shares under such option. The Compensation Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, whether or not an SAR shall be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, common stock or a combination thereof, unless the SARs are subject to Section 16 of the Securities Exchange Act of 1934, as amended, whereby the Compensation Committee shall either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. No individual may be granted in any calendar year SARs with respect to more than 200,000 shares of common stock.

Performance Awards. A performance award entitles the awardee to receive payment of an amount based on the achievement of certain performance measures established by the Compensation Committee. Such performance measures shall include, earnings per share, efficiency ratio, non-performing loan amounts and asset growth. The Compensation Committee will determine the period of time over which such performance shall be measured, the maximum value of each performance award and the method and amount of payment of a performance award. The amount of payment may not exceed the maximum value of the performance award and the method of payment may be either cash, common stock or a combination thereof which is made in a lump sum payment. The performance award agreement may set forth such matters as the Compensation Committee determines to be appropriate, including rules pertaining to the termination of an awardee’s employment or service on the board or otherwise during the performance period. No individual may be granted performance awards in any calendar year where the value of such awards exceeds $2,000,000.

The Compensation Committee determines which of the eligible employees will be granted a performance award under the 2007 Incentive Plan for any performance period. At or before the start of each performance period, the Compensation Committee establishes written performance objectives based on one or more of the criteria set forth above for each awardee. At the same time, the Compensation Committee also establishes the formula to be used in calculating the amount the awardee will earn if the performance objectives are fully satisfied. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no amount is payable with respect to that objective, and additional levels above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the performance award to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the awardee to earn a percentage of the performance award in excess of 100%. At the end of the performance period, the Compensation Committee determines the extent to which the performance objectives have been attained and the extent to which the performance award has been earned under the formula previously established by the Compensation Committee.

Phantom Stock Awards. A phantom stock award is the right to receive shares of common stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the common stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Compensation Committee. The Compensation Committee shall determine the maximum value, the vesting period, and the amount and method of payment of each phantom stock award. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, common stock or a combination thereof and in a lump sum payment. The phantom stock award agreement may set forth such matters as the Compensation Committee determines to be appropriate, including rules pertaining to the termination of an awardee’s employment or service on the board or otherwise during the vesting period.

Amendment and Termination

The Board of Directors may amend or terminate the 2007 Incentive Plan at any time, provided that it may not make any amendment which would impair the rights of the awardee without such awardee’s consent (unless such alteration is allowed under the terms of an agreement governing an award, or required to cause the benefits to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code), unless the 2007 Incentive Plan provides otherwise. The Board of Directors may not amend the 2007 Incentive Plan without the approval of shareholders if such approval is required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, any rule promulgated by the exchange on which the Common Stock is tradable, or any provisions of the Code or common laws.

Recapitalization or Change in Control

The 2007 Incentive Plan includes customary provisions providing for equitable adjustments in the number of shares that may be delivered under the 2007 Incentive Plan, the number of shares subject to outstanding awards and the exercise prices, and the maximum number of shares that may be granted to any individual in the event of stock splits, stock dividends, combination of shares or other relevant events or changes in capitalization.

In the event of a change of control of the Company (as defined in the 2007 Incentive Plan), all outstanding awards will immediately vest and become exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding award upon the occurrence of a change of control, provided that no action may reduce the value of an award. With respect to options, the actions the Compensation Committee may take upon a change of control include, but are not limited to: (1) accelerating the time at which options may be exercised for a limited period before a specified date, after which all unexercised options shall terminate, (2) canceling the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value (as defined in the 2007 Incentive Plan) of the shares subject to the options over the exercise price for such shares, (3) adjusting the outstanding options as the Compensation Committee deems appropriate or (4) converting all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Other Provisions of the 2007 Incentive Plan

The 2007 Incentive Plan also contains additional provisions regarding, but not limited to, compliance with Section 409A of the Code to the extent applicable, indemnification of members of the Compensation Committee or Board of Directors for action or inaction related to the 2007 Incentive Plan, compliance with the CPP and the Company’s rights to recover clawbacks of amounts paid to individuals under the 2007 Incentive Plan.

Tax Effects of Participation in the 2007 Incentive Plan

Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2007 Incentive Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of Common Stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when the awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to certain employees in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined for purposes of Section 162(m) of the Code) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. The 2007 Incentive Plan is designed to meet the requirements of Section 162(m) of the Code; however, awards granted under the 2007 Incentive Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Code. The Company cannot be certain that compensation attributable to awards granted under the 2007 Incentive Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to it. The Board believes that in light of Section 162(m) of the Code, it is desirable to submit the 2007 Incentive Plan for shareholder approval.

Specific Benefits Under the 2007 Incentive Plan

Because awards under the 2007 Incentive Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future awards that may be granted to directors and executive officers, if the 2007 Incentive Plan as proposed to be amended and restated is approved. See “Executive Compensation and Other Matters — Grant of Plan-Based Awards” for information regarding awards granted to the named executive officers during 2011 under the 2007 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN.

ITEM 3.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 23, 2010, the Audit Committee and the Board dismissed PwC as the Company’s independent registered public accounting firm effective upon completion of its procedures on the Company’s financial statements as of and for the year ended December 31, 2010. PwC’s engagement ended on March 15, 2011. The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2010 and 2009 and through March 15, 2011, (1) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter thereof in connection with its report on the financial statements of the Company for such years and (2) except as disclosed in the next sentence, there were no “reportable events” as defined in item 304(a)(1)(v) of Regulation S-K. As of December 31, 2009, the Company had identified and disclosed a material weakness related to (a) ineffective controls over the monitoring of nonperforming loans, (b) in internal controls over financial reporting and (c) disclosure controls and procedures. During 2010, management took actions to remediate the material weakness and concluded as of December 31, 2010 that the controls are operating effectively and that the material weakness that existed as of December 31, 2009 had been remediated. The Audit Committee has discussed this matter with PwC. The Company has authorized PwC to respond fully to the inquiries of KPMG LLP (“KPMG”) concerning this matter.

Based on the Audit Committee’s approval and recommendation, on November 23, 2010, the Board appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending

December 31, 2011. During the Company’s two most recent fiscal years ended December 31, 2010 and 2009 and through March 15, 2011, neither the Company nor anyone on its behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that KPMG consulted was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of KPMG. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of KPMG are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the 2012 fiscal year is not required by the Company’s organizational documents, state law or otherwise. However, the Board and its Audit Committee are submitting the selection of KPMG to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not obligated to, reconsider its selection of KPMG as the Company’s independent registered public accounting firm. Even if the appointment of KPMG is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2012 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG.

ITEM 4.

PROPOSAL TO APPROVE A NON-BINDING ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As a participant in the CPP, the Company is currently required to provide shareholders with the right to cast an advisory vote on its compensation program at each annual meeting of shareholders held during the CPP Covered Period. Pursuant to its participation in the CPP and in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a proposal, commonly known as a “say-on-pay” proposal to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters —Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative contained in this Proxy Statement which provide detailed information on the compensation of the Company’s named executive officers. The Company’s Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in advancing both the short- and long-term interests of shareholders while also ensuring that the Company and its subsidiary banks are able to attract, retain and motivate executive management talent, and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement, which disclosures include the information contained in the Compensation

Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables, in accordance with its participation in the CPP and applicable SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures.”

This vote is advisory, it will not be binding upon the Board. Although non-binding, the Board and the Company’s Compensation Committee will review and consider the voting results when considering future decisions regarding its executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2013 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2013 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than December 7, 2012. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC, is available without charge to any shareholder upon written request to MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Corporate Secretary.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of other matters to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

DON J. WANG

Chairman of the Board

Appendix A

AMENDED AND RESTATED METROCORP BANCSHARES, INC.

2007 STOCK AWARDS AND INCENTIVE PLAN

I. PURPOSE

The purpose of the AMENDED AND RESTATED METROCORP BANCSHARES, INC. 2007 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which MetroCorp Bancshares, Inc (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, Directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, Directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any entity with whom the Company would be considered a single employer under Code Section 414(b) or 414(c); provided, however, that in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change of

Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change of Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e) “Change of Control Value” shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Board or a committee designated by the Board. If the Company is subject to Section 16 of the 1934 Act, the Committee shall be composed entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director” for purposes of Code Section 162(m)(4), and shall be appointed by and serve at the pleasure of the Board.

(h) “Company” means MetroCorp Bancshares, Inc.

(i) A “consultant” means an individual (other than a Director) who performs services for the Employer as an independent contractor.

(j) A “covered employee” means an individual described in Code Section 162(m)(3).

(k) “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(l) An “employee” means any person (including an officer or a Director) whom the Employer has classified as an employee, regardless of whether such person is retroactively or prospectively classified as a common law employee by any state or federal governmental agency or court.

(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

Notwithstanding the foregoing, for purposes of establishing the exercise price of Options and Stock Appreciation Rights, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

(o) “Holder” means an individual who has been granted an Award.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.

(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(r) “Nonqualified Stock Option” means an option granted under Article VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(s) “Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).

(v) “Performance Award” means an Award granted under Article X of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Article XI of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(z) “Plan” means the Amended and Restated MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Article IX of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(ee) “Stock” means the common stock, $1.00 par value, of the Company.

(ff) “Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(hh) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on the date of its adoption by the Board, subject to the approval of the Plan by the Company’s stockholders within twelve months after such adoption. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board, or (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422.

IV. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee.

(b) Powers. Subject to the provisions of the Plan, and in the case of a committee, subject to the specific duties delegated by the Board to such committee, the Committee shall have the authority, in its discretion:

i. to determine the Fair Market Value;

ii. to select the employees, Directors and consultants to whom Awards may be granted hereunder;

iii. to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

iv. to determine the number of shares of Stock or equivalent units to be covered by each Award granted hereunder;

v. to approve forms of agreement for use under the Plan;

vi. to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

vii. to determine or modify the terms and conditions, not inconsistent with the terms of the Plan or applicable law, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Appreciation Rights may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

viii. to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award agreement;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan;

x. to modify or amend each Award, subject to Article XIII;

xi. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

xii. to determine the terms and restrictions applicable to Awards; and

xiii. to make all other determinations deemed necessary or advisable for administering the Plan.

The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(c) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XII, the maximum aggregate number of shares of Stock that may be issued under the Plan after (and subject to) approval by the shareholders at the 2012 annual meeting of shareholders is (a) 556,696 shares (consisting of the 56,696 shares remaining available for grant under the Plan as of March 13, 2012 plus the 500,000 shares subject to approval by the shareholders at the 2012 annual meeting), less (b) shares covered by any grants made after March 13, 2012 and prior to the 2012 annual meeting under the Plan as in effect prior to the 2012 annual meeting, plus (c) any shares returned or otherwise made available under the Plan as a result of any forfeitures, expirations or other terminations of Awards issued under the Plan. All shares reserved for issuance under this Plan may be issued through Incentive Stock Options.

Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires or is canceled or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

Notwithstanding any provision in the Plan to the contrary, no more than 200,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any calendar year, no more than 200,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any calendar year, and no more than 100,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any calendar year. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Article XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company, a Parent Corporation or a Subsidiary Corporation, including an entity that becomes a Parent Corporation or a Subsidiary Corporation after adoption of the Plan. A recipient of an Award must be an employee, Director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person and may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing shares of Stock theretofore owned by the Holder duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. Each Option shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Article XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Notwithstanding the foregoing, an Option may be granted with a per share exercise price of less than 100% of the Fair Market Value per share of Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder.

(f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Texas.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Article XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Article VII(c)) and (ii) shall be subject to adjustment as provided in Article XII.

(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Article IX(b) or Article XII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Agreements. At the time any Award is made under this Article IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Acceleration. The Committee at any time may accelerate the time or conditions under which the Forfeiture Restrictions lapse.

(f) Certification. With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, such Forfeiture Restrictions shall not lapse and such dividends shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.

(b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: Earnings Per Share goal attainment, Efficiency Ratio goal attainment, Non-Performing Loan goal attainment, and/or Asset Growth goal attainment.

At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time. Notwithstanding the terms of any Performance Award, the maximum payout under this Plan pursuant to a Performance Award to any individual for any calendar year shall not exceed $2,000,000.

Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(e) Certification. Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.

(f) Payment. As soon as administratively feasible after the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, but in no event later than March 15 of the calendar year immediately following the calendar year in which the performance period ends, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.

(g) Agreements. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition, such matters as the Committee may determine to be appropriate, including, but not limited to, rules pertaining to the termination of a Holder’s employment or service as a Director or consultant. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Agreements. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as the Committee may determine to be appropriate, including, but not limited to, rules pertaining to the termination of a Holder’s employment or service as a Director or consultant. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) In the event of changes in the outstanding Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares of Stock, then the Committee shall, in an equitable manner and to the extent necessary to preserve the economic intent of Awards, adjust the number and class of shares which may be delivered under the Plan, the number, class, and exercise price of shares covered by each outstanding Award, and the maximum number of shares with respect to which any one person may be granted Awards during any period. Any adjustments to the shares covered by each outstanding Award shall be consistent with any adjustments to the shareholders of outstanding Stock. Any adjustments under this Section XII shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Code Section 409A or the disqualification of any Incentive Stock Option. Further, with respect to Awards intended to qualify as “performance-based compensation” under Code Section 162(m), such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions shall be made.

(b) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change of Control described in Article II(d)(ii), the Committee may determine, in its discretion, that the treatment of Awards as described in this paragraph shall apply only to Awards granted to employees, Directors or consultants of the affected bank.

(c) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(d) Any adjustment provided for in Subparagraphs (a) or (b) above shall be subject to any required stockholder action.

(e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the

Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder, or otherwise comply with applicable law), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan if such approval is required to comply with Rule 16b-3, if applicable, any rule promulgated by the exchange on which Stock is tradable, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable, or any other applicable law.

XIV. MISCELLANEOUS

(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) Employees’ Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1993, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

(e) Clawbacks. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(f) Withholding. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, a Holder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Holder by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Holder as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Stock.

(g) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(h) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(i) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(j) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(k) Section 162(m). If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder. With respect to any Restricted Stock Awards or Performance Awards granted to a “covered employee,” if the lapsing of the Forfeiture Restrictions of such Restricted Stock Awards, or the payment of such Performance Award, is contingent on the satisfaction of performance goals, (i) such performance goals shall be established in writing by the Committee not later than ninety (90) days after the commencement of the period of service to which the performance goals relate; provided, however, that the performance goals must be established before twenty- five percent (25%) of such period of service has elapsed, and (ii) the Forfeiture Restrictions shall not lapse, and/or the Performance Award shall not be paid, unless the shareholder approval requirements under Treasury Regulation § 1.162-27(e)(4) have been satisfied. The performance goals shall comply with the requirements of Treasury Regulation § 1.162-27(e)(2).

(l) Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Holder’s “separation from service” within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Holder’s separation from service.

(m) TARP. Notwithstanding anything in this Plan to the contrary, in the event the Company has debt or equity securities issued and outstanding to the United States Department of Treasury (“Treasury”) pursuant to the Troubled Asset Relief Program Capital Purchase Program (“CPP”) of Treasury, any grants of Awards or payments to Holders (including, but not limited to, acceleration of the exercisability or payment of Awards) shall be limited to the extent required under Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009, and as implemented by guidance or regulation thereunder (the “CPP Guidance”). This paragraph shall be in effect only until such time as Treasury no longer owns any debt or equity securities of the Company acquired pursuant to the CPP, except to the extent required by Section 111 of EESA.

(n) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(o) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, MetroCorp Bancshares, Inc. has caused this document to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of this 26th day of March, 2012.

By:        /s/ Don J. Wang

Name:   Don J. Wang

Title:     Chairman of the Board

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METROCORP BANCSHARES, INC. 9600 BELLAIRE BOULEVARD, SUITE 252 PO BOX 4760 HOUSTON, TX 77036 ATTN: CAROL BROOKS

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	May P. Chu 02 Robert W. Hsueh 03 John Lee 04 Yueping Sun 05 Don J. Wang
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2	Approval of the Amended and Restated MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan.						☐	☐	☐
3	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.						☐	☐	☐
4	Approval of an advisory (non-binding)resolution approving the compensation of the Company’s named executive officers.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

				JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

METROCORP BANCSHARES, INC. PROXY FOR 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MAY 7, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2012 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the “Company”) will be held at the company’s principal executive office at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Monday, May 7, 2012 beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the Notice of 2012 Annual meeting of Shareholders and related proxy Statement accompanying this proxy.

The undersigned hereby appoints Don J. Wang and David C. Choi and each of them, with or without the other, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2012 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals listed on the reverse side unless otherwise indicated.

Continued and to be signed on reverse side